Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-4, of our report dated November 6, 2025, relating to the consolidated financial statements of Parataxis Holdings LLC and Subsidiaries as of June 30, 2025 and for the period from January 27, 2025 (Inception) through June 30, 2025, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 19, 2026